PERFORMANCE GUARANTY



THIS PERFORMANCE GUARANTY made as of the 1st day of May 2003

BETWEEN:

               IHF - INTERNAZIONALE HOLDING FIAT S.A., a corporation incorporated under the laws of Switzerland,

               (hereinafter referred to as the "Performance Guarantor"),

               - and -

               JPMORGAN CHASE BANK, as indenture trustee for the benefit of the Noteholders,

               (in such capacity, hereinafter referred to as the "Indenture Trustee")

WHEREAS Case Credit Corporation, a Delaware corporation ("Case Credit"), CNH Capital Receivables Inc., a Delaware corporation ("CNHCR" or "Seller"), and CNH Equipment Trust 2003-A, a Delaware statutory trust (the "Trust"), have entered into a Sale and Servicing Agreement dated as of the date hereof (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "Sale and Servicing Agreement") in connection with an asset securitization transaction;

AND WHEREAS Case Credit is an Affiliate of the Performance Guarantor and is the initial Servicer under the Sale and Servicing Agreement;

AND WHEREAS the Performance Guarantor has agreed to provide this guaranty for the benefit of the Indenture Trustee, as indenture trustee under the Indenture dated as of the date hereof between the Trust and the Indenture Trustee.

AND WHEREAS the Performance Guarantor has agreed to guarantee for the benefit of the Indenture Trustee the performance and payment of Case Credit's covenants, agreements, liabilities and obligations under the Sale and Servicing Agreement but only in its capacity as Servicer, on the terms and conditions set forth herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants and agreements of the parties herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties hereby covenant and agree as follows:

                                   ARTICLE 1
                                INTERPRETATION

1.1      Definitions

In this Agreement, terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Sale and Servicing Agreement and the following terms shall have the following meanings:

"Agreement" means this agreement, as the same may be amended, supplemented, modified, restated or replaced from time to time, together with all Schedules hereto and the expressions "hereof'", "herein", "hereto", "hereunder" and "hereby" and similar expressions refer to this Agreement and not to any particular Article, Section, paragraph, subparagraph or clause hereof.

"Guaranteed Obligations" shall have the meaning ascribed thereto in Section 2.1.

"Guarantor Event" means (i) the long term credit rating assigned to the senior unsecured debt obligations of Case Credit Corporation is less than BBB+ by Standard and Poor's and Baa1 by Moody's Investors Service, Inc. (or its successor) or (ii) the Seller is not a direct or indirect wholly owned subsidiary of Case Credit Corporation.

1.2      Extended Meanings

Words importing the singular shall include the plural and vice versa, words importing gender shall include all genders, and words importing natural persons shall include all Persons. Any defined term used in the singular preceded by "any" or "each" shall be taken to indicate any number of the members of the relevant class. Unless otherwise specified, any reference in this Agreement to any statute will include all regulations made thereunder or in connection therewith from time to time, and will include such statute as the same may be amended, supplemented or replaced from time to time. Every use of the word "including" herein shall be construed as meaning "including, without limitation".

1.3      Headings, Sections, Etc.

The division of this Agreement into Articles and Sections, the insertion of headings and the provision of a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles, Sections or Schedules are references to Articles, Sections and Schedules of or to this Agreement.

1.4      Payments

Unless otherwise indicated, all amounts required hereby to be paid to any party or deposited to any account are to be paid or deposited, as the case may be, in immediately available funds at the place specified for such payment or deposit.


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1.5      Non-Business Days

Unless provided to the contrary herein, if any payment to be made hereunder shall be due, any period of time would begin or end, any calculation is to be made or any other action is to be taken on, or as of, or from a period ending on, a day other than a Business Day, such payment shall be made, such period of time shall begin or end, such calculation shall be made and such other actions shall be taken, as the case may be, on or as of the next succeeding Business Day.

                                   ARTICLE 2
                             PERFORMANCE GUARANTY

2.1      Performance Guaranty

The Performance Guarantor hereby unconditionally and irrevocably guarantees to the Indenture Trustee, upon the occurrence and continuance of each Guarantor Event, the due and punctual performance and observance by Case Credit in its capacity as Servicer of all of the terms, covenants, conditions, agreements, undertakings, indemnities and obligations on the part of Case Credit to be performed or observed by Case Credit under the Sale and Servicing Agreement by Case Credit in its capacity as Servicer in accordance with the terms hereof and thereof (all such terms, covenants, conditions, agreements, undertakings, indemnities and obligations on the part of Case Credit in its capacity as Servicer to be performed and observed, being collectively called the "Guaranteed Obligations"). In the event that Case Credit shall fail in any manner whatsoever to perform or observe any of the Guaranteed Obligations when the same shall be required to be performed or observed, the Performance Guarantor will itself duly and punctually perform and observe, or will cause the due and punctual performance and observance of, the Guaranteed Obligations, and it shall not be a condition to the accrual of the obligation of the Performance Guarantor hereunder to perform or observe any of the Guaranteed Obligations (or to cause the same to be performed or observed) that the Indenture Trustee shall have first made any request of or demand upon or give any notice to the Performance Guarantor or to Case Credit or have initiated any action or proceeding against the Performance Guarantor or Case Credit in respect thereof. The Indenture Trustee may proceed to enforce the obligations of the Performance Guarantor under this Section 2.1 without first pursuing or exhausting any right or remedy which the Indenture Trustee may have against Case Credit, any other Person, the Collateral or any other property.

2.2      Validity of the Performance Guarantor's Obligations

The obligations of the Performance Guarantor under this Agreement are continuing, unconditional and absolute and, without limiting the generality of the foregoing, the validity and enforceability of this Agreement shall not be impaired or affected by:

         (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time;

         (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Obligations or any part thereof;






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         (c)      any waiver of any right, power or remedy or of any default with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof;

         (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guarantees with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof;

         (e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof; or

         (f) the application of payments received from any source to the payment of indebtedness of Case Credit to the Indenture Trustee other than the Guaranteed Obligations, any part thereof or amounts which are not covered by this Agreement even though the Indenture Trustee might lawfully have elected to apply such payments to any part or all of the Guaranteed Obligations or to amounts which are not covered by this Agreement, all whether or not the Performance Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (f), inclusive, of this Section 2.2. It is agreed that the Performance Guarantor's liability and obligation hereunder is several and independent of any other guarantees or other obligations at any time in effect with respect to the Guaranteed Obligations or any part thereof and that the Performance Guarantor's liability and obligation hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guarantees or other obligations.

2.3      Subrogation

Until the Guaranteed Obligations are paid or performed in full, the Performance Guarantor shall not exercise any right of subrogation with respect to any payments made by it pursuant to this Agreement. The Performance Guarantor waives any benefit of the collateral, if any, which may from time to time secure the Guaranteed Obligations or any part thereof and authorizes the Indenture Trustee to take any action or exercise any remedy with respect thereto, which the Indenture Trustee in its sole discretion shall determine, without notice to the Performance Guarantor.

2.4      Authorization by Performance Guarantor

The Trust may continue to purchase Receivables and other CNHCR Assets from time to time pursuant to the Sale and Servicing Agreement and assign such CNHCR Assets to the Indenture Trustee pursuant to the Indenture, all without notice to or authorization from the Performance Guarantor regardless of Case Credit's financial or other condition at the time of any such purchase. The Performance Guarantor acknowledges to the Indenture Trustee that it has adequate means to obtain from Case Credit on a continuing basis all information concerning the





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

financial condition of Case Credit and the collectibility of the CNHCR Assets, and agrees with the Indenture Trustee that the Indenture Trustee shall not have any obligation to disclose or discuss with the Performance Guarantor any information which the Indenture Trustee has respecting the financial condition of Case Credit or the collectibility of any CNHCR Assets.

2.5      Changes in Case Credit

This Agreement shall not be discharged or otherwise affected by any change in the name of Case Credit or in the objects, capital structure or constitution of Case Credit, or by Case Credit being amalgamated or merged with another corporation, but shall, notwithstanding any such event, continue to apply to all Guaranteed Obligations whether theretofore or thereafter incurred, and in the case of Case Credit being merged, consolidated or amalgamated with another corporation, this Agreement shall apply to the liabilities of the resulting corporation and the terms "Case Credit" and "the Servicer" (for as long as Case Credit is the Servicer) shall include each such resulting corporation.

2.6      Taxes

All payments to be made by the Performance Guarantor hereunder shall be made in full without set-off or counter-claim, free and clear of any fees, levies, duties, deductions, withholdings taxes or other restrictions or conditions of any nature whatsoever. If the Performance Guarantor is required by law to make any deduction or withholding on account of Taxes or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that after the making of such deduction or withholding, the Indenture Trustee receives a net sum equal to the sum which it would otherwise have received had no deduction or withholding been made, and the Performance Guarantor shall indemnify the Indenture Trustee on an after tax basis with respect to any such deduction or withholding including with respect to any taxes payable by the Indenture Trustee on any increased amounts payable under this Section 2.6.

                                   ARTICLE 3
                       REPRESENTATIONS AND WARRANTIES OF
                             PERFORMANCE GUARANTOR

3.1

The Performance Guarantor represents and warrants to the Indenture Trustee as follows which representations and warranties shall continue until the Guaranteed Obligations have been performed, observed or paid in full:

         (a) the Performance Guarantor is a corporation validly existing under the laws of its jurisdiction of incorporation, has full power and authority to own its properties and assets and to carry on its businesses in every jurisdiction in which it is currently carrying on business where the failure to be so qualified would have a material adverse effect on the ability of the Performance Guarantor to perform its obligations under this Agreement;








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


         (b) the Performance Guarantor has full corporate power and capacity to execute and deliver this Agreement and to perform all of its obligations hereunder;

         (c) the Performance Guarantor has taken all necessary action to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

         (d) this Agreement is a legal and binding obligation of the Performance Guarantor and is enforceable against the Performance Guarantor in accordance with its terms.

         (e) the consummation of the transactions contemplated by this Agreement and the fulfilment of the terms thereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under the constating documents of the Performance Guarantor, or any indenture, agreement or other instrument to which the Performance Guarantor is a party or by which it shall be bound; or result in the creation or imposition of any encumbrance upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; or violate any law, order, rule or regulation applicable to the Performance Guarantor; and

         (f) there are no actions, suits or proceedings pending or, to the knowledge of the Performance Guarantor, threatened against the Performance Guarantor or any of its undertakings, property and assets, at law or in equity or before any arbitrator of by an governmental authority, body, agency, commission or instrumentality having jurisdiction in respect of which could materially and adversely affect the ability of the Performance Guarantor to perform any of its obligations hereunder.

3.2      Covenants of the Performance Guarantor

The Performance Guarantor covenants with the Indenture Trustee that it shall:

         (a) comply in all material respects with all laws, rules, regulations and orders applicable to it and all or any of its businesses and properties, provided, however, that any non-compliance that does not materially and adversely affect the ability of the Performance Guarantor to perform any of its obligations hereunder shall not be a breach of this covenant;

         (b)      preserve and maintain its corporate existence;

         (c) make available to the Indenture Trustee, via its website www.fiatgroup.com, as soon as available and in any event within 180 days after the end of each fiscal year, a copy of the financial statements of the Performance Guarantor for such year, such financial statements to contain at least a balance sheet, an earning statement and a statement of retained earnings.









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


                                   ARTICLE 4
                                 MISCELLANEOUS

4.1      Amendments, Waivers, Etc.

No termination of this Agreement or any amendment or waiver of any provision of this Agreement, or any consent to any departure by any party therefrom or any approval or direction to be given by any party hereunder shall be effective in whole or in part unless the termination, amendment, waiver, consent, approval or direction shall be (a) in writing and signed by the Indenture Trustee and the Performance Guarantor and (b) approved by the Rating Agencies and Noteholders holding Notes evidencing not less than a majority of the Note Balance, and then such waiver, consent, approval or direction shall be effective only in the specific instance and for the specific purpose for which it was given.

4.2      No Waiver; Remedies

No failure on the part of any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

4.3      Time of the Essence

Time shall be of the essence of this Agreement and of every provision hereof.

4.4      Notices

All notices or other communications authorized or required to be given pursuant to this Agreement, or pursuant to which any rights or obligations may arise hereunder, shall be in writing (including telecopied communication and such other method of recorded or recordable electronic communications as to which the parties may hereafter agree) and shall be either personally delivered or sent by telecopier as follows:

         (a)      to the Indenture Trustee at:

                  JPMorgan Chase Bank
                  4 New York Plaza, 6th Floor
                  New York, New York  10004

                  Attention:  Institutional Trust Services Group
                  Fax No.:    (212) 623-5932

         (b)      to the Performance Guarantor at:

                  IHF - INTERNATIONALE HOLDING FIAT S.A.
                  Riva Paradiso, 14
                  6902 - Lugano Paradiso (CH)

                  Attention:    Finance Director
                  Fax No.:      41 91 9853641






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Any notice or other communication given by personal delivery will be conclusively deemed to have been given and received on the day of actual delivery thereof and, if given by telecopier, on the day of transmittal thereof if given during the normal business hours of the recipient and on the next Business Day if not given during such business hours on any day. A party may change its address for receipt of notices or other communications hereunder by giving notice thereof to each of the other parties in the manner aforesaid.

4.5      Binding Effect, Assignability, Etc.

This Agreement shall be binding upon and enure to the benefit of the Indenture Trustee and their respective successors and assigns. The Performance Guarantor may not assign its rights or obligations hereunder or any interest herein without obtaining the prior written consent of the Indenture Trustee hereto.

4.6      Governing Law

This Guaranty shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

4.7      Consent to Jurisdiction; Waiver of Immunities

         (a) Each of the parties hereby irrevocably submits to the jurisdiction of any court sitting in the State of New York in any action or proceeding arising out of or relating to this Agreement, and each of the parties hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. Each of the parties hereby irrevocably waives, to the extent permitted by law, the defence of an inconvenient forum to the maintenance of such action or proceeding. Each of the parties agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         (b) Nothing in this Section 4.7 shall affect (i) the right to serve legal process in any other manner permitted by Law, or
                  (ii) the right of any party to bring any action or proceeding in the courts of other jurisdictions.

         (c) To the extent that any party has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives, to the extent permitted by law, such immunity in respect of its obligations hereunder.







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4.8      Severability

Any provision hereof that is prohibited or unenforceable in whole or in part in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

4.9      Further Assurances

Each of the parties, upon the request of any other party, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to effect complete consummation of the objects and intent of and the transactions contemplated by this Agreement.

4.10     Counterparts

This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. For all purposes of this Agreement and all other documents and agreements contemplated hereby, the signature of any party hereto or thereto, evidenced by a telecopy showing such signature or other electronically transmitted version of such signature, shall constitute conclusive proof for all purposes of the signature of such party to such documents and agreements, to the same extent in all respects as a copy of such documents and agreements showing the original signature of such party.







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


IN WITNESS WHEREOF the Performance Guarantor has executed this Agreement.


                             IHF - INTERNAZIONALE HOLDING FIAT S.A.

                             By: /s/ Ernesto Rodoni
                                 -----------------------------
                                 Name:  Ernesto Rodoni
                                 Title: Manager



                             By: /s/ Florio Giamboni
                                 -----------------------------
                                 Name:  Florio Giamboni
                                 Title: Manager


















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